Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

AMERICAN TOWER REIT, INC.

(a Delaware Corporation)

AMERICAN TOWER REIT, INC.

(a Delaware Corporation)

AMENDED AND RESTATED BY-LAWS

AMERICAN TOWER REIT, INC.

(a Delaware Corporation)

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of American Tower REIT, Inc. (“the Corporation”) shall be as set forth in the Certificate of Incorporation.

SECTION 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SEAL

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

ARTICLE III

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place, if any, as the Board of Directors may fix from time to time. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall be held solely by means of remote communications.

SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix from time to time. Any other proper business may be transacted at the annual meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if there be one, the President or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the President or the Secretary whenever stockholders owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting and such purpose or purposes shall be included in the notice of meeting given by the Corporation pursuant to Section 4 of Article III.

SECTION 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 5. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. So long as the Certificate of Incorporation provides for more or less than one vote for any share, or any matter, every reference in these By-Laws to a majority or other proportion of shares shall refer to such majority or other proportion of the votes of such shares. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote. If a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat or, where a larger quorum is required, such quorum, shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the Chairman of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Board of Directors may postpone, reschedule or cancel any annual or special meeting of stockholders previously scheduled by the Board of Directors, the Chairman of the Board of Directors, or by the President. The chairman of a meeting of stockholders may adjourn or recess such meeting once convened, whether or not a quorum is present.

SECTION 6. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record on the record date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the books of the Corporation.

Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware (the “DGCL”) by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date.

Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by an inspector of election unless so determined by the Chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that an inspector of election be appointed, the Chairman shall appoint one inspector of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

Except as otherwise required by law, the Certificate of Incorporation, or these By-Laws, at any meeting at which a quorum is present, all action with respect to matters properly brought before such meeting taken by a majority of the votes properly cast, excluding abstentions and broker non-votes, shall be valid and binding on the Corporation; provided, however, that the Board of Directors shall be elected by a plurality of the votes properly cast if the number of candidates properly nominated for election as directors exceeds the number of directors to be elected as of the close of business on the record date for such meeting. For purposes of this Section 6 of this Article, a majority of votes shall mean that the number of votes properly cast “for” an action must exceed the number of votes properly cast “against” such action.

SECTION 7. Organization. The Chairman of the Board, if there be one, or in his or her absence the Vice Chairman, or in the absence of a Vice Chairman, the President, or in the absence of the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

SECTION 8. Notice of Stockholder Proposal. (a) At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by the Corporation pursuant to Section 4 of Article III of these By-Laws, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of the giving of notice as provided in this Section 8 and at the time of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8.

(b) For any business to be properly brought before a meeting by a stockholder (other than the nomination of a person for election as a director, which is governed exclusively by Section 5 of Article IV of these By-Laws), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to the regularly scheduled annual meeting of stockholders, not earlier than the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such first anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) with respect to any other meeting, not earlier than the one-hundred twentieth (120th) day prior to the date of such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting held after January 1, 2012, the anniversary date shall be deemed to be May 18, 2012. In no event shall any adjournment or postponement of a meeting or an announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment; (ii) as to the stockholder of record giving such notice and any beneficial owner on whose behalf such proposal is made, (A) the name and address of such stockholder and beneficial owner, (B) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder and by such beneficial owner, respectively, and their respective affiliates (naming such affiliates), as of the date of such notice, (C) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such stockholder or beneficial owner and their respective affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of stock price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or beneficial owner or any of their affiliates with respect to securities of the Corporation or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any class or series of securities of the Corporation (any agreement, arrangement or understanding of a type described in this clause (C), a “Covered Arrangement”), and (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iii) a description of any direct or indirect material interest of the stockholder of record and of any beneficial owner on whose behalf the proposal is made, and their respective affiliates, in such business (whether by holdings of securities, by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder and such beneficial owner and their respective affiliates, and any other person or persons (naming such person or persons) in connection with the proposal of such business by the stockholder; (iv) if the stockholder of record or any beneficial owner intends (whether by itself or as part of a group) to solicit proxies in support of such proposal, a representation to that effect; (v) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the

Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder; and (vi) an agreement that the stockholder of record and any related beneficial owner on whose behalf the proposal is made will notify the Corporation in writing of the information set forth in clauses (ii)(B), (ii)(C) and (iii) above as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public disclosure, and will update such information thereafter within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date. The foregoing notice requirements of this paragraph (c) of this Section 8 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(d) Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination of a person for election as a director, which is governed exclusively by Section 5 of Article IV of these By-Laws, and matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 8 of Article III. The Chairman of the meeting shall, if the facts warrant, determine and declare that business was not properly brought before the meeting in accordance with the provisions of this Section 8 of Article III, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e) For purposes of this Section 8 of Article III and Section 5 of Article IV of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 9. Consent of Stockholders in Lieu of Meeting. (a) Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 9(b)). If no record date has been fixed by the Board of

Directors pursuant to the first sentence of this Section 9(b) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 9(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 9 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 9 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 9(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 9, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 9 and applicable law, and not revoked.

(e) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL other than Section 228 thereof, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL, and that written notice has been given as provided in such Section 228.

ARTICLE IV

DIRECTORS

SECTION 1. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than one director, none of whom needs to be a stockholder. The number of directors shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting. At each annual meeting of stockholders, the stockholders shall elect directors.

At any time during any year, except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the number of directors may be increased or reduced, in each case by vote of a majority of the stock issued and outstanding and present in person or represented by proxy and entitled to vote for the election of directors or by resolution of the directors. No reduction in the number of directors shall shorten the term of any director.

SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article.

SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting.

SECTION 4. Removal by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may, by the affirmative vote of a majority of the outstanding shares entitled to vote thereon, remove any director or directors, with or without cause, and, in their discretion, elect a new director or directors in place thereof.

SECTION 5. Procedure for Nominations by Stockholders. (a) Any stockholder of record as of the time of the giving of notice as provided in this Section 5 and at the time of the meeting, who is entitled to vote for the election of a director at any meeting of stockholders, may nominate one or more persons for such election only if such stockholder complies with the notice procedures set forth in this Section 5. In the case of a special meeting of stockholders at which the Board of Directors gives notice that directors are to be elected, a stockholder may nominate one or more persons for election only as provided in this Section 5 and only for such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting.

(b) To nominate a person for election as a director, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to the regularly scheduled annual meeting of stockholders, not earlier than the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such first anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th)

day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) with respect to any other meeting, not earlier than the one-hundred twentieth (120th) day prior to the date of such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting held after January 1, 2012, the anniversary date shall be deemed to be May 19, 2012. In no event shall any adjournment or postponement of a meeting or an announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary of the Corporation shall set forth: (i) as to the stockholder of record giving such notice and any beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder and beneficial owner, (B) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder and by such beneficial owner, respectively, and their respective affiliates (naming such affiliates), as of the date of such notice, (C) a description of any Covered Arrangement to which such stockholder or beneficial owner, and their respective affiliates is, directly or indirectly, a party as of the date of such notice, (D) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (ii) a description of all arrangements or understandings between the stockholder or beneficial owner, and their respective affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) if the stockholder or any related beneficial owner intends (whether by itself or as part of a group) to solicit proxies in support of such nomination, a representation to that effect; (iv) as to each person the stockholder of record proposes to nominate for election or reelection as a director, (A) a description of any Covered Arrangement to which such nominee or any of his or her affiliates is a party as of the date of such notice, (B) the written consent of such nominee to being named in the proxy statement as a nominee and to serving as a director if so elected, and (C) a statement tendering, promptly following the stockholder meeting at which such nominee is elected or re-elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required vote at the next stockholder meeting at which he or she faces re-election and (b) Board acceptance of such resignation, and (D) all other information relating to such nominee as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (vi) an agreement that the stockholder of record and any related beneficial owner will notify the Corporation in writing of the information set forth in clauses (i)(B), (i)(C), (ii) and (iv) above as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public disclosure, and will update such information thereafter within two business days of any change in such information and, in any event, as of close of business on the day preceding the meeting date. The foregoing notice requirements of this paragraph (c) of this Section 5 shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of his, her or its intention to present the nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d) Notwithstanding anything in these By-Laws to the contrary, if the Chairman determines that a nomination of any candidate for election as a director was not made in accordance with the procedures set forth in this Section 5, such nomination shall be void.

(e) Notwithstanding the foregoing provisions of this Section 5, any stockholder intending to make a nomination at a meeting in accordance with this Section 5, and any related beneficial owner, shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(f) Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (not later than the deadline prescribed for delivery of notice under this Section 5) to the Secretary of the Corporation a written questionnaire, in the form prescribed by the Board of Directors, with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement, in the form prescribed by the Board of Directors, that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and the Corporation’s Corporate Governance Guidelines and other policies applicable to directors generally. The foregoing questionnaire and written agreement shall be provided by the Secretary upon written request. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

SECTION 6. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, if there be one, or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board, if there be one, or the President or any two (2) of the directors in office by oral, telecopy or other form of electronic transmission, or written notice, duly served or sent to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy two (72) hours before such meeting.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

SECTION 7. Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise in these By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or otherwise in these By-Laws, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 9. Compensation. Directors shall receive compensation for their services, as such, and for service on any Committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any Committee thereof. Nothing in this Section 9 shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10. Action By Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the writing, writings, or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes.

ARTICLE V

COMMITTEES OF DIRECTORS

SECTION 1. Executive Committee. The Board of Directors may by resolution appoint an Executive Committee of one (1) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Board of Directors shall designate the Chairman of the Executive Committee.

(a)	Procedure. The Executive Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b)

Responsibilities. During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not, except to the extent the Certificate of Incorporation or the resolution providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, have the power:

(i)	to amend or authorize the amendment of the Certificate of Incorporation or these By-Laws;

(ii)	to authorize the issuance of stock in excess of one million (1,000,000) shares in any single transaction or group of related transactions;

(iii)	to adopt an agreement of merger or consolidation pursuant to which the Corporation will merge or consolidate or to recommend to the stockholders the sale, lease or exchange of all or substantially all the property and business of the Corporation;

(iv)	to recommend to the stockholders a dissolution, or a revocation of a dissolution, of the Corporation; or

(v)	to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

(c)	Reports. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d)	Appointment of Additional Members. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 2. Audit Committee. The Board of Directors may by resolution appoint an Audit Committee of one (1) or more members who shall not be officers or employees of the Corporation to serve during the pleasure of the Board. The Board of Directors shall designate the Chairman of the Audit Committee.

(a)	Procedure. The Audit Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b)	Responsibilities. The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

(c)	Reports. The Audit Committee shall keep regular minutes of its proceedings, and all action by the Audit Committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d)	Appointment of Additional Members. The Board of Directors may designate one or more directors as alternate members of the Audit Committee, who may replace any absent or disqualified member at any meeting of the Audit Committee. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3. Other Committees. The Board of Directors may by resolution appoint one or more other committees from and outside of its own number. Every such committee must include at least one member of the Board of Directors. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Section 3, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them; provided, however, that the Board of Directors shall not delegate to any committee which includes non-director members any powers which, by law, must be exercised by the Board of Directors.

(a)	Procedure. Each committee, appointed pursuant to this Section 3, shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b)	Responsibilities. Each committee, appointed pursuant to this Section 3, shall exercise the powers assigned to it by the Board of Directors in its discretion.

(c)	Reports. Each committee appointed pursuant to this Section 3 shall keep regular minutes of proceedings, and all action by each such committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d)	Appointment of Additional Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of each committee, appointed pursuant to this Section 3, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors (or, to the extent permitted, another person) to act at the meeting in place of any such absent or disqualified member.

SECTION 4. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director (where membership on the Board is required), or until the committee is sooner abolished by the Board of Directors.

ARTICLE VI

OFFICERS

SECTION 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board, a Vice Chairman of the Board, a Controller, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

SECTION 3. Chairman of the Board. The Chairman of the Board of Directors, if elected, shall be a member of the Board of Directors and shall preside at its meetings. The Chairman, if other than the President, shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 4. President. Unless the Board of Directors has designated another person as the Corporation’s chief executive officer, the President shall be the chief executive officer of the Corporation. Subject to the directions of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors. The President may but need not be a member of the Board of Directors.

SECTION 5. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or to her by the Board of Directors or the President.

SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he or she may attest the same; the Secretary may sign, with the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 7. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; the Treasurer shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; the Treasurer may sign, with the President, or an Executive Vice President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned by the Board of Directors. Unless the Board of Directors shall otherwise determine, the Treasurer shall be the chief financial officer of the Corporation.

SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

SECTION 10. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of a controller of a corporation, and, in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the President or the Treasurer.

SECTION 11. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller.

SECTION 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

SECTION 13. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

SECTION 14. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

SECTION 15. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

ARTICLE VII

CERTIFICATES OF STOCK

SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman or Vice Chairman of the Board, if any, the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chairman, Vice Chairman, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his or her post office address.

SECTION 3. Fixing Date for Determination of Stockholders of Record (Other than For Written Consents).

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 4. Lost or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5. Uncertificated Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the DGCL.

ARTICLE VIII

EXECUTION OF DOCUMENTS

SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

SECTION 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall be thereunto authorize from time to time.

SECTION 3. Execution of Proxies. The President, any Executive Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies or other equity interests of other entities standing in the name of the Corporation.

ARTICLE IX

INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 of each year or such other date as determined from time to time by vote of the Board of Directors.

ARTICLE XI

AMENDMENTS

The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time maybe adopted, only by the majority of the entire Board of Directors or with the approval or consent of the holders of not less than a majority, determined in accordance with the provisions of the second paragraph of Section A of Article FOURTH of the Certificate of Incorporation, of the total number of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.